UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                      Date of Report September 22, 1997


                       DATAMARINE INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)


                                   0-8936
                          (Commission File Number)

            Massachusetts                            04-2454559
       (State of Incorporation)        (I.R.S. Employer Identification Number)


             7030 220th NW, Mountlake Terrace, Washington 98043
                  (Address of principal executive offices)


                               (425) 771-2182
            (Registrant's telephone number, including area code)

Item 5. Other Events

During the month of September 1997 the Company will issue $650,000 in subordinated short-term notes to a group comprised of five individual investors including a Director of the Company. The notes are for a six month term, renewable at the Company's option for one additional six month period. Note holders will receive 10% interest plus warrants for 10,920 shares of common stock.


SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Datamarine International, Inc.
                                                  (Registrant)


Date:  September 22, 1997               /s/ DAVID C. THOMPSON
      --------------------              ----------------------------------
                                            David C. Thompson
                                            Principal Financial and
                                            Accounting Officer